Exhibit 99.1

For More Information, Contact:

James E. Fickenscher/CFO Auxilium Pharmaceuticals, Inc. (484) 321-5900 jfickenscher@auxilium.com	William Q. Sargent Jr./ VP IR Auxilium Pharmaceuticals, Inc. (484) 321-5900 wsargent@auxilium.com

U.S. Food and Drug Administration’s Arthritis Advisory Committee Votes Unanimously 12-0 to

Recommend Approval of XIAFLEX™ for Dupuytren’s Contracture

Auxilium to Host Conference Call and Webcast on Thursday, September 17 at 8:00 a.m. Eastern Time

MALVERN, PA, (September 16, 2009) — Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL), a specialty biopharmaceutical company, today announced that the Arthritis Advisory Committee appointed by the U.S. Food and Drug Administration (FDA) recommended by a unanimous vote of 12 to 0 that XIAFLEX™ (collagenase clostridium histolyticum), a novel, first-in-class, orphan-designated, biologic, be granted marketing approval by the FDA for the treatment of Dupuytren’s contracture.

“We are very pleased with the Advisory Committee’s unanimous recommendation, which supports our view that XIAFLEX has a favorable benefit to risk profile in the treatment of Dupuytren’s contracture,” said Armando Anido, Chief Executive Officer and President of Auxilium. “XIAFLEX has the potential to provide an important new non-surgical treatment option for patients with Dupuytren’s contracture, a debilitating hand condition severely affecting patients’ quality of life.”

The Advisory Committee’s recommendation, although not binding, will be considered by the FDA in its review of the Biologics License Application that Auxilium has submitted for XIAFLEX. The original target Prescription Drug User Fee (PDUFA) action date for the FDA’s decision as to whether to grant marketing approval for XIAFLEX was August 28, 2009. The FDA has not updated the target PDUFA action date.

Conference Call

Auxilium will hold a conference call tomorrow, September 17 at 8:00 a.m. EDT, to discuss the outcome of today’s FDA’s Arthritis Advisory Committee meeting and other related topics. The conference call will be simultaneously web cast on Auxilium’s web site and archived for future review until October 17, 2009.

Conference call details:

Date: Time: Dial-in (U.S.): Dial-in (International): Web cast: Passcode:	Thursday, September 17, 2009 8:00 a.m. EDT 866-543-6407 617-213-8898 http://www.auxilium.com Auxilium

To access an audio replay of the call:

Access number (U.S.): Access number (International): Replay Passcode #:	888-286-8010 617-801-6888 99930573

About Dupuytren’s Contracture

Dupuytren’s contracture is a condition that affects the connective tissue that lies beneath the skin in the palm. The disease is progressive in nature. Typically, nodules develop in the palm as collagen deposits accumulate. As the disease progresses, the collagen deposits form a cord that stretches from the palm of the hand to the base of the finger. Once this cord develops, the patient’s fingers contract and the function of the hand is impaired. Currently, surgery is the only effective treatment. The incidence of Dupuytren’s contracture is highest in Caucasians, historically those of Northern European descent, with a global prevalence of three to six percent of the Caucasian population. (1) Most cases of Dupuytren’s contracture occur in patients older than 50 years. (2)

The most frequently affected parts of the hand associated with Dupuytren’s contracture are the joints called the Metacarpal Phalangeal Joint, or MP joint, which is the joint closest to the palm of the hand and the Proximal Intra-Phalangeal Joint, or the PIP joint, which is the middle joint in the finger. The little finger and ring finger are most frequently involved. There are currently no drugs approved by the U.S. Food and Drug Administration for Dupuytren’s contracture, which is treated primarily by an open surgical procedure.

(1)	Hurst, L. C. et al., Injectable Collagenase Clostridium Histolyticum for Dupuytren’s Contracture, New England Journal of Medicine, (2009; 361:968-979)

(2)	Badalamente, M. A., Hurst, L. C. et al., Collagen as a Clinical Target: Nonoperative Treatment of Dupuytren’s Disease, The Journal of Hand Surgery, (2002; 27A:788-798)

About Auxilium

Auxilium Pharmaceuticals, Inc. is a specialty biopharmaceutical company with a focus on developing and marketing to urologists, endocrinologists, orthopedists and select primary care physicians. Auxilium markets Testim® 1%, a topical testosterone gel, for the treatment of hypogonadism through its approximately 190-person sales and marketing team. Auxilium has five projects in clinical development. XIAFLEX™ (collagenase clostridium histolyticum), formerly referred to as AA4500, has completed phase III clinical trials for the treatment of Dupuytren’s contracture, and the biologics license application is under review at the FDA for the treatment of Dupuytren’s contracture. XIAFLEX is in phase IIb of development for the treatment of Peyronie’s disease and is in phase II of development for treatment of Frozen Shoulder syndrome (Adhesive Capsulitis). Auxilium’s transmucosal film product candidate for the treatment of overactive bladder (AA4010) and its fentanyl pain product using its transmucosal delivery system are in phase I of development. The Company is currently seeking a partner to further develop these product candidates. Auxilium has rights to additional pain products and products for hormone replacement and urologic disease using its transmucosal film delivery system. Auxilium also has options to all indications using XIAFLEX for non-topical formulations. For additional information, visit http://www.auxilium.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release contains “forward-looking-statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding the benefit to risk profile of XIAFLEX for the treatment of Dupuytren’s contracture; the timing of FDA review of the BLA for XIAFLEX and the approval thereof; the number of patients with Dupuytren’s contracture; products in development for Peyronie’s disease, Frozen Shoulder syndrome, overactive bladder, pain, hormone replacement and urologic disease; and all other statements containing projections, statements of future performance or expectations, our beliefs or statements of plans or objectives for future operations (including statements of assumption underlying or relating to any of the foregoing). Forward-looking statements can generally be identified by words such as “believe,” “appears,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” and other words and terms of similar meaning in connection with any discussion of projections, future performance or expectations, beliefs, plans or objectives for future operations (including statements of assumption underlying or relating to any of the foregoing). Actual results may differ materially from those reflected in these forward-looking statements due to various factors, including further evaluation of clinical data, results of clinical trials, decisions by regulatory authorities as to whether and when to approve drug applications, and general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries and those discussed in Auxilium’s Annual Report on Form 10-K for the year ended December 31, 2008 and in Auxilium’s Quarterly Report on Form 10-Q for the period ended June 30, 2009 under the heading “Risk Factors”, which are on file with the Securities and Exchange Commission (the “SEC”) and may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of Auxilium’s home page on the Internet at http://www.Auxilium.com under the heading “For Investors — SEC Filings.” There may be additional risks that Auxilium does not presently know or that Auxilium currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements.

In addition, forward-looking statements provide Auxilium’s expectations, plans or forecasts of future events and views as of the date of this release. Auxilium anticipates that subsequent events and developments will cause Auxilium’s assessments to change. However, while Auxilium may elect to update these forward-looking statements at some point in the future, Auxilium specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Auxilium’s assessments as of any date subsequent to the date of this release.

CONTACT:

James E. Fickenscher

Chief Financial Officer, Auxilium Pharmaceuticals, Inc.

+1-484-321-5900

jfickenscher@auxilium.com

or

William Q. Sargent Jr.

Vice-President, Investor Relations and Corporate Communications

+1-484-321-5900

wsargent@auxilium.com